As of October 31, 2011, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

GEM Sector Leader
Mirae Asset Global Investments			26.63%

GEM Sector Leader
Mirae Asset Securities HK Limited		48.31%

Asia Sector Leader
Mirae Asset Global Investments			29.27%

Asia Sector Leader
Mirae Asset Global Investments Co Ltd.		26.63%

China Sector Leader
Mirae Asset Global Investments			26.64%

China Sector Leader
Mirae Asset Global Investments Co Ltd.		52.12%

Brazil Sector Leader
Mirae Asset Capital Co Ltd.			31.20%

Brazil Sector Leader
Mirae Asset Global Investments			26.63%

Asia Great Consumer
Mirae Asset Securities HK Limited		46.66%

Asia Great Consumer
Mirae Asset Global Investments			28.39%

GEM Great Consumer
Mirae Asset Global Investments 			43.52%


As of October 31, 2011, the following
persons or entities no longer own
more than 25% of a funds voting security.

Person/Entity

China Sector Leader
Mirae Asset Securities HK Limited		19.85%

Brazil Sector Leader
Mirae Asset Securities HK Limited		19.50%

GEM Great Consumer
Mirae Asset Global Investments (USA) LLC	 1.27%

GEM Sector Leader
Mirae Asset Global Investments (USA) LLC	 3.49%